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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 27, 2000 relating to the financial statements of the Company for the year ended December 31, 1999, which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated January 27, 2000 relating to the Company's financial statement schedule for the year ended December 31, 1999, which appears in such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP


Boston, Massachusetts
August 30, 2000